Exhibit 23.1

Consent of Independent Auditor's

We consent to incorporation by reference in the Registration Statement No. 333-185504 on Form S-8 of Silver Bay Realty Trust Corp. of our report dated May 1, 2015 with respect to the statement of revenue and certain direct operating expenses of The American Home Portfolio for the year ended December 31, 2014 appearing in Silver Bay Realty Trust Corp.'s Current Report on Form 8-K dated May 1, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, MN
May 1, 2015

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